UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2021

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                         Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 4, 2021, The Real Good Food Company, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), and with the selling stockholder named on Schedule B thereto (the “Selling Stockholder”) in connection with an initial public offering (the “Offering”) of 5,333,333 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), pursuant to which the Underwriters agreed to purchase the Firm Shares from the Company at a price to the public of $12.00 per share. Pursuant to the Underwriting Agreement, the Company and the Selling Stockholder granted the Underwriters a 30-day option to purchase up to 800,000 additional shares of Class A Common Stock, of which the first 416,667 shares would be sold by the Selling Stockholder, with the remaining 383,333 shares sold by the Company (the “Optional Shares” and, together with the Firm Shares, the “Shares”) at the same price per share as the Firm Shares.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and the Selling Stockholder; customary conditions to closing; indemnification obligations of the Company and the Selling Stockholder, including for liabilities under the Securities Act; and other obligations of the parties and termination provisions. These representations, warranties, and covenants were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of the 30-day option to purchase Optional Shares, were approximately $55.6 million after deducting estimated offering expenses payable by the Company, and are expected to be approximately $59.9 million if the Underwriters exercise in full their option to purchase the Optional Shares. The Company used the net proceeds from the Offering to purchase Class A Units of Real Good Foods, LLC, a Delaware limited liability company and an affiliate of the Company (“RGF, LLC”). RGF, LLC intends to use the net proceeds it received from the Company for working capital and other general corporate purposes, which may include research and development, marketing activities, general and administrative matters, and capital expenditures. In addition, RGF, LLC intends to repay its debt to PPZ, LLC and PMC Financial Services Group, LLC, and to pay contingent consideration due to LO Entertainment, LLC pursuant to a transfer agreement.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-260204) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Securities and Exchange Commission on November 4, 2021, and a final prospectus thereunder (the “Registration Statement”). The Offering closed on November 9, 2021.

The terms of the Underwriting Agreement are substantially the same as the terms set forth in the form thereof filed as Exhibit 1.1 to the Registration Statement and as described therein.

Reorganization

In connection with the Offering, the Company completed a reorganization among the Company, The Real Good Food Company LLC, a California limited liability company and the predecessor entity of RGF, LLC (the “Predecessor Entity”), and its members (the “Members”), pursuant to which such parties completed a series of transactions described in the Registration Statement (the “Reorganization”).

In connection with the Offering and Reorganization, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•

a Tax Receivable Agreement, dated November 4, 2021, by and among the Company, RGF, LLC, and the Members, other than certain Fidelity investment funds receiving Class B Units of RGF, LLC (the “Class B Units”) pursuant to the conversion of convertible notes of the Predecessor Entity (all Fidelity investment funds holding convertible notes of RGF, LLC, collectively, the “Fidelity Investors”), a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference (the “Tax Receivable Agreement”);

•

a Registration Rights Agreement, dated November 4, 2021, by and among the Company and the Members, other than the Fidelity Investors, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference (the “Registration Rights Agreement”);

•

an Exchange Agreement, dated November 4, 2021, by and among the Company, RGF, LLC, the Members, and each of the other persons from time to time party thereto, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference (the “Exchange Agreement”); and

•

a Limited Liability Company Agreement of RGF, LLC, dated November 4, 2021, by and among the Company, RGF, LLC and the Members, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference (the “Operating Agreement”).

The terms of the Tax Receivable Agreement, Registration Rights Agreement, Exchange Agreement, and Operating Agreement are substantially the same as the terms set forth in the forms of such agreements filed as Exhibits 10.1, 10.2, 10.7, and 10.3, respectively, to the Registration Statement and as described therein.

Indemnification Agreements

Prior to the date of effectiveness of the Offering, the Company entered into indemnification agreements with each of its executive officers and directors. These agreements require the Company, among other things, to indemnify its executive officers and directors against liabilities that may arise by reason of their status of service, and to advance all expenses incurred by such executive officers or directors in investigating or defending any such action, suit, or proceeding.

The terms of the indemnification agreements are substantially the same as the terms set forth in the form thereof filed as Exhibit 10.4 to the Registration Statement and as described therein.

Item 3.02.	Unregistered Sales of Equity Securities.

Issuance of Class B Common Stock

Effective November 4, 2021, in connection with the Offering and Reorganization, the Company issued to each Member for nominal consideration one share of Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), for each Class B Unit such Member held following the Reorganization, for an aggregate of 19,577,681 shares of Class B Common Stock, which includes 2,809,281 shares of Class B Common Stock held by the Fidelity Investors after the automatic conversion of their convertible promissory notes as described below.

Holders of Class B Common Stock are entitled to cast one vote per share but will vote together with the holders of Class A Common Stock as to all matters upon which votes of the Company stockholders are required, but such shares of Class B Common Stock will not confer any economic rights in the Company (such that the holders of such shares do not have the right to receive any distributions or dividends, whether cash or stock, in connection with such shares of common stock).

The shares of Class B Common Stock were issued in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering. No underwriters were involved in the issuance and sale of such shares of Class B Common Stock.

Issuance of Class A and Class B Common Stock to Convertible Noteholders

Effective November 4, 2021, in connection with the Offering and Reorganization, the Company issued an aggregate of (i) 836,552 shares of Class A Common Stock to the Fidelity Investors holding $8,030,900 aggregate principal amount of convertible promissory notes of RGF, LLC, and (ii) an additional 2,809,281 shares of Class B Common Stock (and a corresponding number of Class B Units) to the remaining Fidelity Investors holding $26,969,100 in aggregate principal amount of convertible promissory notes of RGF, LLC, at a conversion price equal to 80% of the initial public offering price to the public of the Class A Common Stock, or $9.60 per share, upon the closing of the Offering.

The shares of Class A Common Stock and Class B Common Stock were issued in reliance on the registration exemption contained in
Section 3(a)(9) of the Securities Act. No underwriters were involved in the issuance of such shares of Class A Common Stock and Class B Common Stock.

Item 5.02	Departure of Directors and or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Stock Incentive Plan

Effective November 3, 2021, in connection with the Offering and Reorganization, the Company adopted the 2021 Stock Incentive Plan (the “2021 Plan”), which, among other things, authorizes the award of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, and stock bonuses. An aggregate of 3,300,000 shares of Class A Common Stock were reserved for issuance under the 2021 Plan.

The terms of the 2021 Plan are substantially the same as the terms set forth in the form thereof filed as Exhibit 10.5 to the Registration Statement and as described therein.

2021 Employee Stock Purchase Plan

Effective November 3, 2021 in connection with the Offering and Reorganization, the Company adopted the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), under which eligible employees of the Company are provided with the opportunity to acquire shares of Class A Common Stock through accumulated payroll deductions during successive offering periods. An aggregate of 400,000 shares of Class A Common Stock were initially reserved for issuance under the 2021 ESPP.

The terms of the 2021 ESPP are substantially the same as the terms set forth in the form thereof filed as Exhibit 10.6 to the Registration Statement and as described therein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2021, in connection with the Offering and Reorganization, the Company amended and restated its certificate of incorporation (the “Restated Certificate”) and amended and restated its bylaws (the “Restated Bylaws”). The Company filed the Restated Certificate with the Secretary of State of the State of Delaware on November 4, 2021.

The terms of the Restated Certificate and Restated Bylaws are substantially the same as Exhibits 3.1 and 3.2, respectively, to the Registration Statement and as described therein.

Item 8.01	Other Events.

On November 4, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of RGF, Inc.

3.2	Amended and Restated Bylaws of RGF, Inc.

10.1	Tax Receivable Agreement, dated as of November 4, 2021, by and among RGF, Inc., RGF, LLC and the Members, other than the Fidelity Investors.

10.2	Registration Rights Agreement, dated as of November 4, 2021, by and among RGF, Inc., and the Members, other than the Fidelity Investors.

10.3	Exchange Agreement, dated as of November 4, 2021, by and among RGF, Inc., RGF, LLC, and the Members.

10.4	Limited Liability Company Agreement of RGF, LLC.

99.1	Press Release, dated November 4, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: November 15, 2021	By:	/s/ Gerard G. Law
Gerard G. Law
Chief Executive Officer